Exhibit 10.2

STOCK OPTION AGREEMENT

UNDER

THE ALFA CORPORATION

STOCK INCENTIVE PLAN

***

TO:

Name of Optionee

On                     , The Board of Directors of Alfa (the “Board”) approved the issuance to you of options (“Options”) to purchase shares of ALFA Common Stock under the ALFA CORPORATION 1993 STOCK INCENTIVE PLAN, as said Plan may be subsequently amended and restated, (the “Plan”).

The Options are granted subject to all terms and conditions of the Plan (a copy of the Plan is on file in the Alfa Human Resource Department and can be reviewed or obtained upon request) and the following additional terms and conditions:

1. Nonqualified Stock Options. The options granted to you hereby are Nonqualified Stock Options as defined in the Plan. Under the terms of the grant, you may purchase such shares at the times and for the price specified below.

2. Number of Shares Subject to Option. You are granted under this Agreement Options to purchase shares of ALFA Common Stock (subject to adjustment as provided in Section 8 of the Plan).

3. Price. The option price for the ALFA Common Stock is the closing bid price quoted on the NASDAQ National Market System on the date of the approval of the grant by the Board of Directors, i.e.,                     per share.

4. Three-Year Accrual of Rights to Exercise Options: Options Exercisable only as to Accrued Rights of Exercise. The Options granted to you and evidenced by this Agreement may not be exercised until the right to exercise accrues hereunder. The right to exercise shall accrue in three annual, cumulative installments, as follows:

(a) The number of Options granted hereby shall be divided by three to determine the maximum number of shares as to which the right of exercise shall accrue annually. If such division should result in fractional shares, such fractions shall be accumulated into a whole share and assigned to the first annual accrual amount.

(b) The right to purchase one-third (1/3) of the optioned shares shall accrue on                             , and the Option may be exercised as to any or all of such shares at any time on or after that date until the expiration date of the Options as specified herein.

(c) The right to purchase an additional one-third (1/3) of the optioned shares shall accrue on                             , and the Option may be exercised as to any or all of such shares at any time on or after that date until the expiration date of the Options as specified herein.

(d) The right to purchase the remaining one-third (1/3) of the optioned shares shall accrue on                             , and the Option may be exercised as to any or all of such shares at any time on or after that date until the expiration date of the Options as specified herein.

After                             , all or any Options evidenced by this Agreement may be exercised in full until date of expiration as provided herein. Not withstanding the above, all options shall vest immediately upon the death of the Grantee.

5. Expiration Date of Options. Your unexercised Options will expire at the earlier of (a) the close of business on                               , or (b) the date determined under Section 6(h) of the Plan. Upon expiration of your Options, your right to exercise will terminate, and you will have no rights in any of the shares reserved for such Options.

6. Manner of Exercise of Options. Options must be exercised in the manner provided in Section 6(e) of the Plan. Appropriate forms for exercise of Options may be obtained from the Senior Vice President of Human Resources of ALFA.

7. Payment of Shares upon Exercise of Options. No shares will be issued to you upon exercise until the shares are fully paid and ALFA’s withholding tax obligations have been provided for as required herein and in Section 6(g) of the Plan, as more fully provided in Paragraph 8 below. Payment for the shares of Stock purchased upon exercise of Options may be made by any of the methods specified in Section 6(f) of the Plan, provided, however, that if shares of previously owned Stock shall be anticipated to be used as a medium of payment, the use of such previously owned shares for that purpose shall be subject to limitations on the use of previously owned stock as ALFA shall deem necessary or appropriate. If you should anticipate the use of previously owned shares as a medium of payment, contact the Senior Vice President of Human Resources of ALFA prior to exercise for applicable restrictions and prohibitions.

8. Withholding Taxes. Any applicable federal or state withholding taxes required to be withheld and paid by ALFA under federal, state or local laws shall be paid or otherwise provided for in the manner provided in Section 6(g) of the plan. If you desire to pay or provide for all or a part of your withholding tax obligation by the surrender and cancellation of Options or the delivery of previously owned shares of Stock, you must notify The Senior Vice President of Human Resources of ALFA prior to your exercise for instructions upon making the appropriate election provided therein (which election is subject to the approval of the Compensation Committee of the Board of Directors of ALFA).

9. Options Nontransferable. The Options granted hereby are nontransferable except as provided in Section 6(i) of the Plan.

10. Miscellaneous.

(a) Options Subject to All Other Applicable Terms and Conditions of the Plan.

The Options evidenced hereby are subject to all other stated terms and conditions of the Plan unless those terms and conditions which are discretionary to the Board of Directors or Committee (as said term is defined in the Plan) are specifically addressed in this Agreement.

(b) Reserved Right of Interpretation and Administration. This Agreement and the Options evidenced hereby, as well as the Plan, are subject to the reserved rights of administration and interpretation contained in the Plan.

IN WITNESS WHEREOF the undersigned Grantee of Options under the PLAN and ALFA CORPORATION have entered into this Stock Option Agreement on and as of the date set forth opposite the Grantee’s name and signature below.

Signature of Grantee

Date: , 200
Printed or Typed Name of Grantee

ALFA CORPORATION
Date: , 200

Attest:	By:
Jerry A. Newby
Chairman and Chief Executive Officer

H. Al Scott Secretary